EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between Julie Whalen (“Executive”) and Expedia, Inc., a Washington corporation (the “Company”), and is effective as of September 26, 2022 (the “Effective Date”). WHEREAS, the Company desires to establish its right to the services of Executive, in the capacity described below, on the terms and conditions hereinafter set forth, and Executive is willing to accept such employment on such terms and conditions. NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company have agreed and do hereby agree as follows: 1. EMPLOYMENT. The Company agrees to employ Executive and that during such employment Executive shall serve as Executive Vice President and Chief Financial Officer of Parent; Executive accepts and agrees to such employment and service. During Executive’s employment with the Company hereunder, Executive shall perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Executive’s position and shall render such services on the terms set forth herein. During Executive’s employment with the Company, Executive shall report directly to the Chief Executive Officer of Parent (hereinafter referred to as the “Reporting Officer”). Executive shall have such powers and duties with respect to the Company as may reasonably be assigned to Executive by the Reporting Officer, to the extent consistent with Executive’s position and status. Except as otherwise approved by the Reporting Officer, Executive shall devote all of Executive’s working time, attention and efforts to the Company and perform the duties of Executive’s position in accordance with the Company’s policies as in effect from time to time. Executive’s principal place of employment shall be Executive’s home office in California, except for travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder. 2. TERM OF AGREEMENT. The term of employment (“Term”) under this Agreement shall commence effective as of the Effective Date and shall continue until terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions, attached hereto as Exhibit A (the “Standard Terms and Conditions”). 3. COMPENSATION. a. BASE SALARY. During the Term, the Company shall pay Executive an annualized base salary of $950,000.00 (the “Base Salary”), payable in equal biweekly installments or otherwise in accordance with the Company’s payroll practice as in effect from time to time. For all purposes under this Agreement, the term “Base Salary” shall refer to Base Salary as in effect from time to time. Executive will be entitled to an annual review of the Base Salary with an increase to the Base Salary at the sole discretion of the Board of Directors of the Company or its Compensation Committee. b. BENEFITS. i. Retirement and Welfare Plans. During the Term and through the date of termination of Executive’s employment with the Company for any reason, Executive shall be entitled to participate in any welfare, health and life insurance and pension benefit plans as may be adopted from time to time by the Company on the same basis as that provided to similarly situated executives of the Company generally, consistent with the terms of such plans.

2 ii. Reimbursement for Business Expenses. During the Term, the Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in performing Executive’s duties for the Company, on the same basis as similarly situated executives of the Company generally and in accordance with the Company’s policies as in effect from time to time. iii. Vacation. During the Term, Executive shall be entitled to annual paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated executives of the Company generally. c. EQUITY INCENTIVE COMPENSATION. i. Initial Equity Award. As soon as practicable following the Effective Date, the Company will recommend to the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Expedia Group, Inc., a Delaware corporation (“Parent”) that the Executive be granted a number of Parent restricted stock units with an aggregate value of $17,500,000, calculated using the 30-day average closing price of Parent common stock as of the last day of the month prior to the Effective Date (the “RSUs”, and such award, the “Initial Equity Award”), subject to the Executive’s continued employment with the Company through the grant date. Except as otherwise expressly provided herein, the Initial Equity Award shall vest in full on the fourth anniversary of the Effective Date, subject to the Executive’s continued employment through the vesting date and such other conditions set forth in the applicable award agreement or the Incentive Plan (as defined below). ii. Annual Equity Awards. A. Beginning in the 2023 calendar year and in each subsequent calendar year thereafter during the Term, the Company will recommend to the Compensation Committee that the Executive be granted a number of RSUs with an aggregate value of $6,000,000 per calendar year (each, an “Annual Equity Award”), calculated using the then-standard conversion methodology for annual equity grants to similarly situated senior executives, subject to the Executive’s continued employment with the Company through the applicable grant date. The Company’s current practice, subject to change, is that one-half of the RSUs conferred under the Annual Equity Award shall be subject to time-based vesting and the remaining one-half of the RSUs conferred under the Annual Equity Award shall be subject to performance-based vesting (and time-vesting) (such performance-based RSUs, “PSUs”), in each case, as determined by the Compensation Committee at the time of grant. Except as set forth below with regard to the Initial Equity Award and PSUs granted to the Executive in the 2024 calendar year (the “2024 Annual PSU Award”), the additional terms and conditions of the Initial Equity Award and any Annual Equity Awards (including the vesting schedule and, if applicable, the performance conditions) will, in each case, be on the same terms and conditions as those applicable to similarly situated senior executives generally, and will be determined by the Compensation Committee and set forth in a separate award agreement in a form prescribed by Parent and consistent with the provisions of this Agreement, and will be governed in all respects by the terms and conditions of Parent’s Fifth Amended and Restated 2005 Stock and Annual Incentive Plan, as amended (the “Incentive Plan”), and the applicable award agreement. B. In addition, the Company will recommend to the Compensation Committee that in the event the Executive resigns for any reason other than for Good Reason (as defined below), then (A) with respect to the 2024 Annual PSU Award only, that such award shall (I) in the event such resignation occurs after the fourth anniversary of the Effective Date, remain

3 outstanding following such termination and shall be eligible to vest as to the entire award, without any service-based proration applied thereto, and shall vest to the extent the applicable performance goals are actually attained over the full performance period in accordance with the applicable award agreement, and subsequently settle following such performance period in accordance with the timing and other requirements set forth in such award agreement (but no later than March 15th of the year next following the year in which such performance period ends), subject to any required delay as provided in Section 1(d)(iv) of the Standard Terms and Conditions (as applicable), or (II) in the event such resignation occurs after the grant date of the 2024 Annual PSU Award and on or before the fourth anniversary of the Effective Date, remain outstanding following such termination and eligible to vest as to a portion of the award determined by multiplying the number of PSUs earned based on actual attainment of the applicable performance goals over the full performance period by a fraction, the numerator of which is the number of full calendar quarters elapsed (inclusive of the calendar quarter in which the award is granted, but, for clarity, in no event greater than the number of full calendar quarters comprising the performance period) during the applicable performance period through and including the applicable date of termination and the denominator of which is twelve (i.e., actual performance vesting pro-rated based on a quarterly time-vest schedule over the performance period), and subsequently settle following such performance period in accordance with the timing and other requirements set forth in such award agreement (but in no event later than March 15th of the year next following the year in which such performance period ends), subject to any required delay as provided in Section 1(d)(iv) of the Standard Terms and Conditions (as applicable) (e.g., if the 2024 Annual PSU Award is granted with a target payout of 180 PSUs that are eligible to vest over a three-year performance period commencing 1 year prior to the date of termination and target performance was attained over the full performance period, then at the end of the performance period, the Executive would earn 60 PSUs (180 PSUs * 4/12), which would be settled in accordance with the timing and other requirements under the applicable award agreement but no later than March 15th of the year next-following the end of the performance period, subject to any required delay as provided in Section 1(d)(iv) of the Standard Terms and Conditions (as applicable)), and (B) with respect to the Initial Equity Award only, that such award shall vest, for the purposes of this provision, to the extent the award would have vested had the award vested quarterly pro rata (in equal installments) over its vesting period (that is, beginning on the Effective Date and vesting every third month on the same day of the month as the Effective Date, or the last day of the month if there is no corresponding day in such month), and subsequently settle to the extent vested based on the foregoing proration under this subsection B within 60 days following Executive’s resignation, subject to any required delay as provided in Section 1(d)(iv) of the Standard Terms and Conditions. Further, if any Change in Control (as defined in the Incentive Plan) occurs and any of the 2024 Annual PSU Award and/or Initial Equity Award (or portion thereof) remains outstanding as of immediately prior to such Change in Control and would not be (1) assumed or continued by the surviving, continuing, successor, or purchasing entity or parent thereof in such Change in Control on (x) economic terms that are the same as or more favorable than (on a per-award basis) the economic terms conferred by such award as in effect as of immediately prior to the Change in Control and (y) vesting terms that are the same as or more favorable than (on a per-award basis) the vesting terms conferred by such award as in effect as of immediately prior to the Change in Control, or (2) converted or substituted by such entity or parent thereof in such Change in Control on (x) economic terms that are, in the aggregate, the same as or more favorable than (on a per-award basis) the economic terms conferred by such award as in effect as of immediately prior to the Change in Control and (y) vesting terms that are, in the aggregate, the same as or more favorable than (on a per-award basis) the vesting terms conferred by such award as in effect as of immediately prior to the Change in Control, then, in any case, as of immediately prior to the Change in Control, any such award (or portion thereof, as applicable) not so assumed, continued, converted, or substituted (as

4 applicable) will accelerate vesting in full and all forfeiture and other restrictions on such award will lapse, and such award subsequently will be settled in accordance with the timing and other requirements set forth in the applicable award agreement. 4. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) after being mailed to the recipient by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below: If to the Company or Parent: Expedia Group, Inc. 1111 Expedia Group Way W., Seattle, Washington 98119 Attention: Chief Legal Officer If to Executive: At the most recent address on record for Executive at the Company. Either party may change such party’s address for notices by notice duly given pursuant hereto. 5. GOVERNING LAW; JURISDICTION. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of Washington without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in Washington, or, if not maintainable therein, then in an appropriate Washington state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts. Further, the Executive acknowledges and agrees that Executive was represented by counsel in determining to agree to the choice of law, venue and other provisions contained herein. 6. COUNTERPARTS; INTEGRATION. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Executive expressly understands and acknowledges that the Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement. References to “this Agreement” or the use of the term “hereof” shall refer to this Agreement and the Standard Terms and Conditions attached hereto, taken as a whole. This Agreement and the Standard Terms and Conditions represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement will be binding unless in writing and signed by Executive and a duly authorized officer of the Company. (Signature page follows.)

[Signature Page to Employment Agreement] IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement. “COMPANY” EXPEDIA, INC. By: /s/ Robert Dzielak Name: Robert Dzielak Title: Chief Legal Officer Dated: September 13, 2022 “EXECUTIVE” /s/ Julie Whalen Name: Julie Whalen Dated: September 13, 2022

Exhibit A-1 EXHIBIT A STANDARD TERMS AND CONDITIONS 1. TERMINATION OF EXECUTIVE’S EMPLOYMENT. (a) DEATH. Upon termination of Executive’s employment during the Term by reason of Executive’s death, the Company shall pay Executive’s designated beneficiary or beneficiaries, within 30 days of Executive’s death in a lump sum in cash, (i) Executive’s Base Salary from the date of Executive’s death through the end of the month in which Executive’s death occurs and (ii) any Accrued Obligations (as defined in Section 1(f) below) in a lump sum in cash. To the extent any incentive equity or equity-linked award, are, in any case, outstanding as of the date of Executive’s death, such award(s) will be treated in accordance with their terms, the applicable plan and award agreement. (b) DISABILITY. If, as a result of Executive’s disability (as provided under Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treas. Regs. Section 1.409A-3(i)(4) and other official guidance issued thereunder) (a “Disability”), Executive shall have been absent from the full-time performance of Executive’s duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Executive by the Company (in accordance with Section 4 of the Agreement, above), Executive shall not have returned to the full- time performance of Executive’s duties, Executive’s employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Executive is absent from the full-time performance of Executive’s duties with the Company due to Disability, the Company shall continue to pay Executive’s Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Executive under any disability insurance plan or policy provided by the Company. Upon such termination of Executive’s employment due to Disability, the Company shall pay Executive within 30 days of such termination (i) Executive’s Base Salary through the end of the month in which Executive’s termination of employment for Disability occurs in a lump sum in cash, offset by any amounts payable to Executive under any disability insurance plan or policy provided by the Company; and (ii) any Accrued Obligations in a lump sum in cash. To the extent any incentive equity or equity-linked award, are, in any case, outstanding as of the date of Executive’s Disability, such award(s) will be treated in accordance with their terms, the applicable plan and award agreement. (c) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. The Company may terminate Executive’s employment under this Agreement with or without Cause at any time and Executive may resign under this Agreement with or without Good Reason (as defined below) at any time. As used herein, “Cause” shall mean: (i) the plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense by Executive; provided, however, that after indictment, the Company may suspend Executive from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement; (ii) a material breach by Executive of a fiduciary duty owed to the Company or any of its subsidiaries; (iii) a material breach by Executive of this Agreement, including without limitation any of the restrictive covenants made by Executive in Section 2 below; (iv) the willful or gross neglect by Executive of the material duties required by this Agreement; or (v) a knowing and material violation by Executive of any written Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the case of the conduct described in clauses (iii), (iv) or (v) above, if curable, is not cured by Executive within 30 days after Executive is provided with written notice thereof. Other than as set forth in Section 3(c)(ii) of the Agreement with respect to the Initial Equity Award and the 2024 Annual PSU Award, upon Executive’s (I) termination of employment by the Company for Cause during the Term or (II) resignation without Good Reason during the Term, in any case, this Agreement shall terminate without further obligation by the Company, except for the payment of any Accrued Obligations in a lump sum in cash within 30 days

Exhibit A-2 of such termination. (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE; RESIGNATION BY EXECUTIVE FOR GOOD REASON. (i) Upon termination of Executive’s employment during the Term by the Company without Cause (other than for death or Disability) or by Executive for Good Reason, then: (A) the Company shall continue to pay Executive the Base Salary for 12 months following termination in equal biweekly installments in accordance with the Company’s payroll practice as in effect from time to time (such period, the “Salary Continuation Period” and, such payments, the “Salary Severance”), and the Company shall pay Executive in a lump sum within 30 days of the effective date of the Release (as defined below) (without regard to whether Executive actually elects COBRA coverage) a cash amount equal to the monthly premiums during the Salary Continuation Period with respect to COBRA continuation coverage under the Company’s group health plans in existence on the date of termination, and at the level of coverage Executive participated in as of the date of termination; (B) the Company shall pay Executive within 30 days of the date of such termination (or such earlier date as may be required by applicable law) any Accrued Obligations in a lump sum in cash; (C) except as otherwise provided in any applicable individual award agreement providing for a greater benefit than as set forth in this subsection (C), and except as otherwise provided herein with respect to the Initial Equity Award and the 2024 Annual PSU Award (which Initial Equity Award and 2024 Annual PSU Award shall, for clarity, not be subject to this subsection (C)), each incentive equity or equity-linked award that is outstanding and unvested at the time of such termination but which would, but for a termination of employment, have vested during the 12 months following such termination (such period, the “Equity Acceleration Period”) shall vest (and with respect to awards other than stock options and stock appreciation rights, settle) as of the date of such termination of employment (or, if later with respect to any performance award, at the end of the applicable performance period as provided below); provided that any outstanding award with a vesting schedule that would, but for a termination of employment, have resulted in a smaller percentage (or none) of the award being vested through the end of such Equity Acceleration Period than if it vested annually pro rata over its vesting period shall, for purposes of this provision, be treated as though it vested annually pro rata over its vesting period (e.g., if 100 RSUs were granted 2.7 years prior to the date of the termination and vested pro rata on each of the first five anniversaries of the grant date and 100 RSUs were granted 1.7 years prior to the date of termination and vested on the fifth anniversary of the grant date, then on the date of termination 20 RSUs from the first award and 40 RSUs from the second award would vest and settle); provided further that any amount that would vest under this provision but for the fact that outstanding performance conditions have not been satisfied shall vest (and with respect to awards other than stock options and stock appreciation rights, settle) only if, and at such point as, such performance conditions are satisfied over the full performance period applicable to such performance conditions (e.g., if PSUs were granted with target payout of 100 PSUs eligible to vest over a three-year total performance period commencing 1.4 years prior to the date of termination and target performance was attained over the full performance period, then at the end of the performance period, the Executive would earn 67 PSUs (2 / 3 years * 100 PSUs), which would be settled no later than March 15th of the year next- following the end of the performance period); provided further that to the extent that any such equity awards constitutes “non-qualified deferred compensation” within the meaning of Section

Exhibit A-3 409A (as defined below), such awards shall vest, but only settle in accordance with their terms (it being understood that it is intended that no equity awards outstanding as of the date of this Agreement constitutes “non-qualified deferred compensation” within the meaning of Section 409A); (D) any then vested options held by Executive (including options vesting as a result of (C) above) granted by Parent to purchase Parent equity, shall remain exercisable through the date that is 18 months following the date of such termination or, if earlier, through the original scheduled expiration date of such options; and (E) (1) with respect to the Initial Equity Award, 100% of the Initial Equity Award shall vest (to the extent then-unvested) and shall settle within 60 days following such termination, subject to any required delay as provided in Section 1(d)(iv) below (as applicable), and (2) with respect to the 2024 Annual PSU Award, such award shall remain outstanding following such termination and eligible to vest as to the entire award, without any service-based proration applied thereto, and shall vest to the extent the applicable performance goals are actually attained over the full performance period, and shall settle following such performance period in accordance with the timing and other requirements set forth in such award agreement (but no later than March 15th of the year next following the year in which such performance period ends), subject to any required delay as provided in Section 1(d)(iv) below (as applicable). The severance payments and benefits described above under this Section 1(d)(i) shall be referred to herein as the “Severance Payments & Benefits.” (ii) The payment to Executive of the Severance Payments & Benefits is contingent upon (i) Executive’s compliance with the offset provisions in Section 1(e) below, (ii) Executive’s compliance with the restrictive covenants set forth in Section 2 below, and (iii) Executive signing and not revoking a separation agreement and release of claims in favor of the Company and its affiliates in a form provided by the Company (which, for clarity, shall not bind Executive to any new noncompetition or nonsolicitation covenants beyond any such covenants otherwise applicable (if any) and shall contain customary carve-outs from the release for indemnification, rights as an equity holder and claims that cannot be waived under applicable law) (the “Release”) upon Executive’s termination of employment that becomes effective no later than sixty (60) days following Executive’s employment termination date (such deadline, the “Release Deadline”). The Company shall deliver the Release to Executive no later than four (4) business days following the termination of Executive’s employment, except as otherwise mutually agreed between the parties hereto. If the Release does not become effective and irrevocable by the Release Deadline, Executive will forfeit any rights to the Severance Payments & Benefits. In no event will Severance Payments & Benefits be paid or provided until the Release actually becomes effective and irrevocable. Upon the Release becoming effective and irrevocable, any payments delayed from the date Executive terminates employment through the effective date of the Release will be payable in a lump sum without interest as soon as administratively practicable after the effective date of the Release and all other amounts will be payable in accordance with the payment schedule applicable to each payment or benefit. Any Severance Payments & Benefits that would be considered Deferred Payments (as defined below) will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service (within the meaning of Section 409A), or, if later, the Delayed Initial Payment Date (as defined below). Any installment payments that would have been made to Executive during the sixty (60)-day period immediately following Executive’s separation from service, but for the preceding sentence, will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments shall be

Exhibit A-4 made as provided in this Agreement. (iii) As used herein, “Good Reason” shall mean the occurrence of any of the following without Executive’s prior written consent: (A) the Company’s material breach of any material provision of this Agreement, (B) the material reduction in Executive’s title, duties or reporting responsibilities or level of responsibilities as Executive Vice President and Chief Financial Officer of Parent, excluding for this purpose any such reduction that is an isolated and inadvertent action not taken in bad faith or that is authorized pursuant to this Agreement, (C) the Company requires that Executive make a material change in the location of her principal work location, or (D) the material reduction in Executive’s Base Salary, provided that in no event shall Executive’s resignation be for “Good Reason” unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and Executive provides the Company with written notice thereof within 30 days after Executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Executive believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within 30 days after receipt of such notice, and (z) Executive resigns within 90 days after the date of delivery of the notice referred to in clause (x) above. (iv) Notwithstanding the preceding provisions of this Section 1(d), in the event that Executive is a “specified employee” (within the meaning of Section 409A) on the date of termination of Executive’s employment with the Company (a “Specified Employee”) and the Severance Payments & Benefits to be paid within the first six months following such date (the “Initial Payment Period”) exceed the amount referenced in Treas. Regs. Section 1.409A- 1(b)(9)(iii)(A) (the “Limit”), then (1) any portion of the Severance Payments & Benefits that is a “short-term deferral” within the meaning of Treas. Regs. Section 1.409A-1(b)(4)(i) shall be paid at the times set forth in this Section 1(d), (2) any portion of the Severance Payments & Benefits (in addition to the amounts contemplated by the immediately preceding clause (1)) that is payable during the Initial Payment Period that does not exceed the Limit shall be paid at the times set forth in Section 1(d) as applicable, (3) any portion of the Severance Payments & Benefits that exceeds the Limit and is not a “short-term deferral” (and would have been payable during the Initial Payment Period but for the Limit) (the “Deferred Payments”) shall be paid, with Interest (as defined below), on the first business day of the first calendar month that begins after the six-month anniversary of Executive’s “separation from service” (within the meaning of Section 409A) (the “Delayed Initial Payment Date”) and (4) any portion of the Severance Payments & Benefits that is payable after the Initial Payment Period shall be paid at the times set forth in this Section 1(d). In addition, in the event that Executive is a Specified Employee, any payments due under the Initial Equity Award and 2024 Annual PSU Award (and any other equity awards to the extent that such awards constitute “nonqualified deferred compensation”) in connection with the termination of Executive’s employment with the Company otherwise payable within the Initial Payment Period, to the extent necessary to comply with Section 409A, shall be paid, with Interest, on the Delayed Initial Payment Date. For purposes of this Agreement, “Interest” shall mean interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code, from the date on which payment would otherwise have been made but for any required delay through the date of payment. (e) OFFSET. If Executive obtains other employment during the Salary Continuation Period, any payments to be made to Executive under Section 1(d)(i)(A) above relating to the Salary Severance after the date such employment is secured shall be offset by the amount of compensation earned by Executive from such employment. For purposes of this Section 1(e), Executive shall have an obligation to inform the Company regarding Executive’s employment status following termination and during the Salary Continuation Period, but shall have no affirmative duty to seek alternate employment.

Exhibit A-5 (f) ACCRUED OBLIGATIONS. As used in this Agreement, “Accrued Obligations” shall mean the sum of (i) any portion of Executive’s accrued and earned but unpaid Base Salary through the date of death or termination of employment for any reason, as the case may be; (ii) any compensation previously earned but deferred by Executive (together with any interest or earnings thereon) that has not yet been paid and that is not otherwise paid at a later date pursuant to any deferred compensation arrangement of the Company to which Executive is a party, if any (provided, that any election made by Executive pursuant to any deferred compensation arrangement that is subject to Section 409A regarding the schedule for payment of such deferred compensation shall prevail over this Section 1(f) to the extent inconsistent herewith); and (iii) other than in the event of Executive’s resignation without Good Reason or termination by the Company for Cause (except as required by applicable law), any portion of Executive’s accrued but unpaid vacation pay through the date of death or termination of employment, as the case may be. (g) OTHER BENEFITS. Upon any termination of Executive’s employment during the Term, Executive shall remain entitled to receive any vested benefits or amounts that Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, the Company in accordance with the terms thereof (other than any such plan, policy, practice or program of the Company that provides benefits in the nature of severance or continuation pay). 2. CONFIDENTIAL INFORMATION; NON-SOLICITATION AND PROPRIETARY RIGHTS. (a) CONFIDENTIALITY. Executive acknowledges that while employed by the Company, Executive will occupy a position of trust and confidence. Executive shall not, except as is appropriate to perform Executive’s duties hereunder or as required by applicable law, disclose to others, use, copy, transmit, reproduce, summarize, quote or make commercial, whether directly or indirectly, any Confidential Information. Executive will also take reasonable steps to safeguard such Confidential Information and prevent its loss, theft, or inadvertent disclosure to third persons. This Section 2 shall apply to Confidential Information acquired by Executive whether prior or subsequent to the execution of this Agreement. “Confidential Information” shall mean information about the Company or any of its subsidiaries or affiliates (which has value in or to the Company’s or such subsidiaries’ or affiliates’ business which is not generally known and which the Company or such subsidiaries or affiliates wish to maintain as confidential), and their respective clients and customers (which the Company is required to maintain and treat as confidential or proprietary information of such), including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information, in each case to the extent learned or otherwise obtained by Executive in connection with Executive’s employment by, or performance of services for, the Company, provided that Confidential Information shall not mean any such information that is previously disclosed to, or in possession of, the public (or becomes publicly known or made generally available after disclosure to Executive in the course of her employment) other than by reason of Executive’s breach of this Agreement, or is already in Executive’s rightful possession at the time of disclosure to Executive in the course of her employment. Notwithstanding the foregoing provisions, if Executive is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, Executive shall promptly notify the Company in writing of any such requirement so that the Company may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. Executive shall reasonably cooperate with the Company to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time Executive is required to make the disclosure, or

Exhibit A-6 the Company waives compliance with the provisions hereof, Executive shall disclose only that portion of the confidential or proprietary information which she is advised by counsel that she is legally required to so disclose. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage. Executive agrees to deliver or return to the Company, at the Company’s request at any time or upon termination of Executive’s employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or affiliates or prepared by Executive in the course of Executive’s employment by the Company and its subsidiaries or affiliates. As used in this Agreement, “affiliates” shall mean any company controlled by, controlling or under common control with the Company (including, for clarity, Parent). (b) NON-SOLICITATION OF BUSINESS PARTNERS. During the Term, Executive will not, at any time, directly or indirectly, on Executive’s own behalf or on behalf of any other person or entity, use Confidential Information or any trade secret of the Company or its affiliates, without the prior written consent of the Company, directly or indirectly, to persuade or encourage or attempt to persuade or encourage any business partners or business affiliates of the Company or its subsidiaries or affiliates to cease doing business with the Company or any of its subsidiaries or affiliates or to engage in any business competitive with the Company or its subsidiaries or affiliates on its own or with any competitor of the Company or its subsidiaries or affiliates. (c) PROPRIETARY RIGHTS; ASSIGNMENT. (i) All Executive Developments (as defined below) shall be made for hire by Executive for the Company or any of its subsidiaries or affiliates. “Executive Developments” means any idea, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work or authorship, in each case, (i) that (A) relates to the business or operations of the Company or any of its subsidiaries or affiliates, or (B) results from any undertaking assigned to Executive or work performed by Executive for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours and (ii) that is conceived or developed by Executive during the Term. All Confidential Information and all Executive Developments shall remain the sole property of the Company or any of its subsidiaries or affiliates. Executive shall acquire no proprietary interest in any Confidential Information or Executive Developments developed or acquired during the Term. To the extent Executive may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Executive Development, Executive hereby assigns to the Company all such proprietary rights. Executive shall, both during and after the Term, upon the Company’s request, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its reasonable discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company’s rights in Confidential Information and Executive Developments. (ii) Executive acknowledges that she is not obligated to assign any Executive Development that qualified fully under the provisions of the Revised Code of Washington Section 49.44.140 (“RCW 49.44.140”). NOTICE OF REVISED CODE OF WASHINGTON SECTION 49.44.140:

Exhibit A-7 Any provision in this Agreement for assignment of my right, title, and interest in an Invention to the Company does not apply to an Invention for which no equipment, supplies, facilitates, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work I perform for the Company. At the Company’s request, Executive will promptly disclose to the Company all Executive Developments to determine the status of the Executive Development under this Section. The Company may disclose such Executive Developments to the Department of Employment Security. (d) COMPLIANCE WITH POLICIES AND PROCEDURES. During the Term, Executive shall adhere to the policies and standards of professionalism set forth in the Company’s Policies and Procedures as they may exist from time to time. Executive hereby consents to, and expressly authorizes, the Company’s use of Executive’s name and likeness in trade publications and other media for trade or commercial purposes. (e) REMEDIES FOR BREACH. Executive expressly agrees and understands that the Company will have 30 days from receipt of Executive’s notice of any alleged breach by the Company of this Agreement to cure any such breach. Executive expressly agrees and understands that the remedy at law for any breach by Executive of this Section 2 will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Executive’s violation or threatened violation of any provision of this Section 2, the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation or threatened violation without the requirement of posting any bond. Nothing in this Section 2 shall be deemed to limit the Company’s remedies at law or in equity for any breach by Executive of any of the provisions of this Section 2, which may be pursued by or available to the Company. (f) SURVIVAL OF PROVISIONS. The obligations contained in this Section 2 shall, to the extent provided in this Section 2, survive the termination of Executive’s employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state. 3. TERMINATION OF PRIOR AGREEMENTS. This Agreement (including these Standard Terms and Conditions) constitutes the entire agreement between the parties and terminates and supersedes any and all prior and contemporaneous agreements and understandings (whether written or oral) between the parties, with respect to the subject matter of this Agreement. Executive acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Executive has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement.

Exhibit A-8 4. PROTECTED ACTIVITY NOT PROHIBITED. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint with, reporting possible violations of applicable law to, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”) or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. 5. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided, that, in the event of a merger, consolidation, transfer, reorganization, or sale of all, substantially all or a substantial portion of, the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of the Company’s successor in interest in such transaction, and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the “Company” shall refer to such successor. 6. TAXES; WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Executive hereunder, as may be required from time to time by applicable law, governmental regulation or order. Without limiting the foregoing, to the extent that any FICA tax withholding obligations arise in connection with any of Executive’s RSUs or PSUs prior to the date on which such RSUs or PSUs become payable to Executive, then the Company may accelerate the payment of a number of RSUs or PSUs (as applicable) sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with such accelerated payment, the Company may withhold such amounts in satisfaction of such withholding obligations, and any such RSUs and PSUs so withheld shall be treated as vested and having been paid to Executive. The Company cannot and has not guaranteed any particular tax result for payments under this Agreement. Executive shall be solely responsible for Executive’s costs and taxes incurred for any payments to Executive under this Agreement. 7. HEADING REFERENCES. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. References to “this Agreement” or the use of the term “hereof” shall refer to these Standard Terms and Conditions and the Agreement to which this Exhibit A is attached, taken as a whole. 8. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

Exhibit A-9 9. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the patties under this Agreement. 10. INDEMNIFICATION. The Company shall indemnify and hold Executive harmless for acts and omissions in Executive’s capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; provided, however, that neither the Company, nor any of its subsidiaries or affiliates, shall indemnify Executive for any losses incurred by Executive as a result of acts described in Section 1(c) above. 11. SECTION 409A. The Agreement is intended to comply with the requirements of Section 409A of the Code and Department of Treasury Regulations and other interpretative guidance issued thereunder (collectively, “Section 409A”) or an exemption or exclusion therefrom; any ambiguities or ambiguous terms under this Agreement will be interpreted in accordance with such intent; and, with respect to amounts that are subject to Section 409A, shall in all respects be administered in accordance with Section 409A. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A shall be made or provided in accordance with the requirements of Section 409A, including, without limitation, that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided, that Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than Executive’s remaining lifetime (or if longer, through the 20th anniversary of the Effective Date). Amounts payable under this Agreement upon a termination of employment that constitute deferred compensation within the meaning of Section 409A will not be paid or provided until Executive experiences a “separation from service” within the meaning of Section 409A, and notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the date of termination. 12. BEST RESULTS. (a) REDUCTION OF CERTAIN BENEFITS. If any payment or benefit that Executive would receive from the Company or any other party whether in connection with the provisions in this Agreement or otherwise (the “Payments”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payments will be either delivered in full, or delivered as to such lesser extent that would result in no portion of the Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Executive’s receipt, on an after-tax basis, of the greatest

Exhibit A-10 amount of Payments, notwithstanding that all or some of the Payments may be subject to the Excise Tax. If a reduction in Payments is made in accordance with the immediately preceding sentence, the reduction will occur, with respect to the Payments considered parachute payments within the meaning of Code Section 280G, in the following order: (i) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first cash payment to be reduced); (ii) cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code in the reverse order of date of grant of the equity awards (that is, the most recently granted equity awards will be cancelled first); (iii) reduction of the accelerated vesting of equity awards in the reverse order of date of grant of the equity awards (that is, the vesting of the most recently granted equity awards will be cancelled first); and (iv) reduction of employee benefits in reverse chronological order (that is, the benefit owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first benefit to be reduced). In no event will Executive have any discretion with respect to the ordering of Payment reductions. (b) DETERMINATION OF EXCISE TAX LIABILITY. Unless the Company and Executive otherwise agree in writing, any determinations required under this Section 12 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”), whose determinations will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 12, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm reasonably may request in order to make determinations under this Section 12. The Company will bear the costs and make all payments required to be made to the Firm for the Firm’s services that are rendered in connection with any calculations contemplated by this Section 12. ACKNOWLEDGED AND AGREED AS OF THE EFFECTIVE DATE: “COMPANY” EXPEDIA, INC. By: /s/ Robert Dzielak Name: Robert Dzielak Title: Chief Legal Officer Dated: September 13, 2022 “EXECUTIVE” /s/ Julie Whalen Name: Julie Whalen Dated: September 13, 2022